   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 2001

                                                     REGISTRATION NO. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                                    CEPHEID
             (Exact Name of Registrant as Specified in Its Charter)

                  CALIFORNIA                                     77-0441625
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

             1190 BORREGAS AVENUE, SUNNYVALE, CALIFORNIA 94089-1302
                                 (408) 541-4191
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               THOMAS L. GUTSHALL
             1190 BORREGAS AVENUE, SUNNYVALE, CALIFORNIA 94089-1302
                                 (408) 541-4191
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   COPIES TO:

                                SARAH A. O'DOWD
                      HELLER EHRMAN WHITE & MCAULIFFE LLP
                   275 MIDDLEFIELD ROAD, MENLO PARK, CA 94025
                           TELEPHONE: (650) 324-7000
                           FACSIMILE: (650) 324-0638

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]
---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                             ---------------------

     WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                     PROPOSED MAXIMUM      PROPOSED MAXIMUM
     TITLE OF SECURITIES          AMOUNT TO BE        OFFERING PRICE      AGGREGATE OFFERING       AMOUNT OF
       TO BE REGISTERED           REGISTERED(1)        PER SHARE(1)          PRICE(2)(3)       REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, no par
  value(4)....................         N/A                 N/A                   N/A                  N/A
----------------------------------------------------------------------------------------------------------------
Preferred Stock, no par
  value(5)....................         N/A                 N/A                   N/A                  N/A
----------------------------------------------------------------------------------------------------------------
Debt Securities(6)............         N/A                 N/A                   N/A                  N/A
----------------------------------------------------------------------------------------------------------------
Warrants(7)...................         N/A                 N/A                   N/A                  N/A
----------------------------------------------------------------------------------------------------------------
Total(8)......................         N/A                 N/A               $35,000,000            $8,365
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) Not applicable pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3) This registration statement also covers contracts which may be issued by the registrant under which the counterparty may be required to purchase debt securities, warrants, preferred stock or common stock. Such contracts would be issued with notes, preferred stock, common stock or warrants. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. This registration statement also covers such indeterminate additional amount of securities as may be required to be issued upon conversion, exercise or exchange of warrants or convertible or exchangeable securities pursuant to the antidilution provisions thereof. No separate consideration will be received for (i) shares of common stock or preferred stock that are issued upon conversion of notes or preferred stock, or (ii) shares of common stock or preferred stock that are issued upon exercise of warrants registered hereby.

(4) Subject to note (8) below, there is being registered hereunder an indeterminate number of shares of common stock as may be sold from time to time by the registrant.

(5) Subject to note (8) below, there is being registered hereunder an indeterminate number of shares of preferred stock as may be sold from time to time by the registrant.

(6) Subject to note (8) below, there is being registered hereunder an indeterminate principal amount of debt securities of the registrant as may be offered or sold, from time to time by the registrant. If any debt securities are issued at an original issue discount, then the amount registered shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $35,000,000.

(7) Subject to note (8) below, there is being registered hereunder an indeterminate amount and number of warrants representing rights to purchase certain of the common stock or preferred stock of the registrant registered hereunder.

(8) In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $35,000,000. The aggregate amount of common stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 20, 2001

PROSPECTUS

                                  $35,000,000

                                    CEPHEID

                                  COMMON STOCK
                                PREFERRED STOCK
                                DEBT SECURITIES
                                    WARRANTS

                             ---------------------

     We may offer, issue and sell, directly or through agents, dealers, or underwriters designated from time to time, up to $35,000,000 in the aggregate of common stock, preferred stock, debt securities and/or warrants (the "Securities"). When the Securities are offered, a supplement to this Prospectus (a "Prospectus Supplement") will be delivered with this Prospectus. The Prospectus Supplement will set forth the terms of the offering and sale of the Securities.

     Our common stock is listed on the Nasdaq National Market under the symbol "CPHD." On December 19, 2001, the last reported sale price of our common stock on the Nasdaq National Market was $4.77 per share.

     INVESTING IN THE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 1.

     The Securities may be sold directly by us, through agents designated from time to time or to or through underwriters or dealer. We reserve the sole right to accept, and together with our agents, from time to time, to reject in whole or in part any proposed purchase of the Securities to be made directly or through agents. See "Plan of Distribution." If any such agents or underwriters are involved in the sale of any Securities, the names of such agents and underwriters and any applicable fees, commissions or discounts will be set forth in the applicable Prospectus Supplement.

     This Prospectus may not be used to consummate the sale of Securities unless accompanied by the applicable Prospectus Supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is           , 2001

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Risk Factors..........................    1
Ratio of Earnings to Fixed Charges....    9
Use of Proceeds.......................    9
Dividend Policy.......................    9
Dilution..............................   10
Description of Common Stock...........   10
Description of Preferred Stock........   11

                                        PAGE
                                        ----
Description of Debt Securities........   11
Description of Warrants...............   15
Legal Ownership of Securities.........   16
Plan of Distribution..................   19
Legal Matters.........................   20
Experts...............................   20
Where You Can Find More Information...   20

                           FORWARD LOOKING STATEMENTS

     This Prospectus, including the documents incorporated by reference in this Prospectus, includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

     Factors that could cause actual results or conditions to differ from those anticipated by these and other forward-looking statements include those more fully described in the "Risk Factors" section and elsewhere in this Prospectus. We are not obligated to update or revise these forward-looking statements to reflect new events or circumstances.

     You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with different information. You should assume that the information appearing in this Prospectus is accurate only as of the date on the front cover of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                  RISK FACTORS

     You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In such an event, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

  WE ARE DEPENDENT ON THE EFFORTS OF OUR DISTRIBUTORS FOR THE MARKETING AND SALE OF SMART CYCLER SYSTEMS IN THE LIFE SCIENCES RESEARCH MARKET.

     We commenced commercial sale of our first product, the Smart Cycler system, for the life sciences research market in the first half of 2000. Fisher Scientific Company L.L.C. is the exclusive distributor of our Smart Cycler system for the life sciences research market in the United States and Canada; Takara Shuzo Co., Ltd. is the exclusive distributor in Japan, South Korea and Taiwan; Eurogentec SA is the exclusive distributor in Belgium, France, Germany, the Netherlands, Switzerland and the United Kingdom; and BioSyn Tech Sdn Bhd is the exclusive distributor in Malaysia and Singapore. With respect to Fisher Scientific and Eurogentec, we retain the ability to market, directly or through a collaborator, a private-label version of the Smart Cycler system to the life sciences research market, although we have not done so. We are substantially dependent on Fisher Scientific, Takara, Eurogentec and BioSyn Tech for the marketing and sales of the Smart Cycler system in the life sciences research market and we have limited ability to influence their efforts.

     Relying on these or other distributors is risky to our future because:

     - agreements with distributors may terminate prematurely due to disagreements or may result in litigation between the partners;

     - our distributors may not devote sufficient resources to the sale of products;

     - our distributors may be unsuccessful;

     - our existing relationships with distributors may preclude us from entering into additional future arrangements; or

     - we may not be able to negotiate future distributor agreements on acceptable terms.

  WE HAVE LIMITED EXPERIENCE IN THE DIRECT SALE OF THE SMART CYCLER SYSTEM IN THE FOOD TESTING AND BIOTHREAT TESTING MARKETS.

     We are utilizing a direct sales force to market our Smart Cycler system to the food testing and biothreat testing market. We have a small sales force and limited experience in the direct sale of our products to these markets. The biothreat testing market in particular is expanding in the aftermath of the events of September 11, 2001 and subsequent fears of the use of biological weapons. Failure to effectively promote and sell our Smart Cycler system in these markets could have a negative impact on their market acceptance. If our systems fail to penetrate these expanding markets, this could have a negative effect on our ability to sell subsequent systems and hinder the planned expansion of our business.

  WE EXPECT TO INCUR FUTURE OPERATING LOSSES AND MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY.

     We have experienced significant operating losses each year since our inception. Our losses have resulted principally from costs incurred in research and development and from selling, general and administrative costs associated with our operations. We expect to incur substantial additional operating losses at least through 2002, primarily as a result of expected increases in expenses for manufacturing capabilities, research and product development costs and selling, general and administrative costs. We experienced net losses of approximately $3.3 million in 1998, $7.9 million in 1999 and $14.8 million in 2000. As of September 30, 2001, we had an accumulated deficit of approximately $38.6 million. We may never achieve profitability.

  IF WE CANNOT SUCCESSFULLY COMMERCIALIZE OUR GENEXPERT SYSTEM, WE MAY NEVER ACHIEVE PROFITABILITY.

     Some of our technologies are still in the development stage. We intend to commence commercial sale of our second product, the GeneXpert system, in 2003. We anticipate that for the foreseeable future our ability to achieve profitability will be dependent on successful commercialization of GeneXpert. Many factors may affect the market acceptance and commercial success of our GeneXpert system, including:

     - timely completion of the GeneXpert system for commercial sale;

     - cost-effective commercial scale production of the GeneXpert system;

     - the timing of market entry of our GeneXpert system relative to competitive products;

     - our ability to convince our potential customers of the advantages and economic value of our GeneXpert systems over competing technologies and products;

     - the extent and success of our marketing and sales efforts, including our ability to enter into successful collaborations with marketing partners; and

     - publicity concerning our GeneXpert system or any similar products.

     We have not established the accuracy, reliability or ease of operation of the GeneXpert system in commercial use. If the GeneXpert system does not gain market acceptance, we will be unable to generate significant sales, which will prevent us from achieving profitability. If the GeneXpert system is not accepted in the marketplace, this could have a negative effect on our ability to sell subsequent systems.

  IF WE ARE UNABLE TO MAINTAIN OUR RELATIONSHIPS WITH COLLABORATIVE PARTNERS, WE MAY HAVE DIFFICULTY SELLING OUR PRODUCTS AND SERVICES.

     We believe that our success in penetrating our target markets depends in part on our ability to develop and maintain collaborative relationships with key companies. However, our collaborative partners may not be able to perform their obligations as expected or devote sufficient resources to the development, supply or marketing of potential products developed under these collaborations.

     Currently, our significant collaborative partners include: Innogenetics N.V. for development of products integrating each partners' proprietary technologies, Infectio Diagnostics, Inc. in a joint venture to develop a line of assays adapted to our Smart Cycler and GeneXpert systems, and Environmental Technologies Group Inc. which will market and sell a product utilizing our I-CORE and microfluidic sample preparation technology. Relying on these or other collaborative relationships is risky to our future success because:

     - our collaborative partners may not devote sufficient resources to the success of our collaboration;

     - our collaborative partners may not obtain regulatory approvals necessary to continue the collaborations in a timely manner;

     - our collaborations may be unsuccessful;

     - our collaborative partners may develop technologies or components competitive with our product;

     - some agreements with our collaborative partners may terminate prematurely due to disagreements or may result in litigation between the partners;

     - our existing collaborations may preclude us from entering into additional future arrangements; or

     - we may not be able to negotiate future collaborative arrangements on acceptable terms.

  WE WILL REQUIRE A LICENSE FOR THERMAL CYCLING IN THE FIELD OF CLINICAL DIAGNOSTICS AND OUR BUSINESS WILL SUFFER IF WE ARE UNABLE TO OBTAIN SUCH LICENSE.

     We have licensed patents from Applied Biosystems (formerly PE Biosystems) for thermal cycling limited to the fields of life sciences research, industrial testing, aspects of identity testing and forensics. This license will terminate upon expiration of the last to expire of the licensed patents. However, we will require an additional license from Applied Biosystems for thermal cycling in the clinical diagnostics field. We believe that the thermal cycling applications in this field are very important to our business and growth prospects. We may not be able to obtain this additional license on reasonable terms, or at all. Applied Biosystems competes with us in the sale of thermal cycling equipment. If we are unable to obtain this additional license, we may be unable to sell our products for thermal cycling in the field of clinical diagnostics. This would reduce the market for our products and reduce our future revenues. If we are unable to obtain this additional license, we may never become profitable.

  WE WILL REQUIRE A LICENSE FOR CERTAIN REAGENTS IN ORDER TO PRODUCE A MORE COMPLETE SOLUTION, AND OUR BUSINESS WILL SUFFER IF WE ARE UNABLE TO OBTAIN SUCH LICENSES.

     For certain markets, we intend to manufacture reagents for use with our Smart Cycler and GeneXpert systems in order to offer a more complete solution for the detection and analysis of DNA. We require licenses for many reagents. We believe that manufacturing reagents for use in our Smart Cycler and GeneXpert systems is important to our business and growth prospects. We may not be able to obtain licenses for certain reagents on reasonable terms, or at all. Some of our competitors have rights to reagents. Our failure to obtain similar rights would limit our ability to offer a complete DNA detection and analysis system, and will adversely affect our competitive position and our performance.

  MANY COMPETITORS AND POTENTIAL COMPETITORS MAY DEVELOP PRODUCTS AND TECHNOLOGIES THAT MAKE OUR PRODUCTS OBSOLETE.

     We expect to encounter intense competition from a number of companies that offer products in our targeted application areas. We anticipate that these competitors will include:

     - companies developing and marketing sequence detection systems for life sciences research products;

     - companies developing sample preparation and amplification products;

     - companies developing microfluidics technologies for DNA detection;

     - health care companies that manufacture laboratory-based tests and analyzers;

     - diagnostic companies developing immuno assay and DNA probe tests; and

     - companies developing biothreat detectors for the military and domestic preparedness markets.

     We will face competition from both established and development-stage companies that continually enter these markets. In many instances, our competitors have substantially greater financial, technical, research and other resources and larger, more established marketing, sales, distribution and service organizations than we have. Moreover, these competitors may offer broader product lines and tactical discounts, and have greater name recognition.

     In addition, our competitors may succeed in developing, obtaining FDA approval for, or marketing technologies or products that are more effective or commercially attractive than our potential products, or that render our technologies and potential products obsolete. As these companies develop their technologies, they may develop proprietary positions that may prevent us from successfully commercializing our products.

     Also, we may not have the financial resources, technical expertise or marketing, distribution or support capabilities to compete successfully in the future.

  WE HAVE LIMITED EXPERIENCE IN MANUFACTURING THE GENEXPERT SYSTEM AND REAGENTS AND WE MAY ENCOUNTER MANUFACTURING PROBLEMS OR DELAYS THAT COULD RESULT IN LOST REVENUE.

     We intend to manufacture GeneXpert systems and reagents. We have not yet begun to manufacture our GeneXpert systems or reagents. We cannot assure you that manufacturing or quality control problems will not arise as we attempt to produce our GeneXpert systems or reagents, or that we can scale-up manufacture and quality control in a timely manner or at commercially reasonable costs. If we are unable to manufacture

GeneXpert systems or reagents consistently on a timely basis because of these or other factors, our product sales will be negatively affected.

     Our manufacturing facilities, which produce the Smart Cycler system and will produce the GeneXpert system, cartridges and reagents, are subject to periodic regulatory inspections by the FDA and other federal and state regulatory agencies. These facilities are subject to Quality System Regulations, or QSR, requirements of the FDA. If we fail to maintain facilities in accordance with QSR regulations, other international quality standards or other regulatory requirements, then the manufacturing process could be suspended or terminated, which would impair our business.

  WE RELY ON SINGLE SOURCE SUPPLIERS FOR SOME OF OUR PRODUCT COMPONENTS THAT COULD IMPAIR OUR MANUFACTURING ABILITY.

     We depend on long term delivery contracts with several single source suppliers that supply components used in the manufacture of our Smart Cycler and GeneXpert systems and disposable reaction tubes. If we need alternative sources for key component parts for any reason, such component parts may not be immediately available. If alternative suppliers are not immediately available, we will have to identify and qualify alternative suppliers, and production of such components may be delayed. We may not be able to find an adequate alternative supplier in a reasonable time period, or on commercially acceptable terms, if at all. Our inability to obtain a key source supplier for the manufacture of our potential products may force us to curtail or cease operations.

  WE EXPECT THAT OUR OPERATING RESULTS WILL FLUCTUATE SIGNIFICANTLY AND ANY FAILURE TO MEET FINANCIAL EXPECTATIONS MAY DISAPPOINT SECURITIES ANALYSTS OR INVESTORS AND RESULT IN A DECLINE IN OUR STOCK PRICE.

     Our operating results have fluctuated and we expect that our quarterly operating results will continue to fluctuate in the future as a result of many factors, some of which are outside of our control. We expect our gross profit to fluctuate depending upon the timing of introduction and acceptance of our products, our product mix and our mix of direct and distributor sales. The timing and volume of our sales to distributors are difficult to predict and have fluctuating sales patterns. In addition, our operating results may be affected by the inability of some of our direct customers to consummate anticipated purchases of our products, whether due to changes in internal priorities or, in the case of governmental customers, problems with the appropriations process. It is possible that in some future quarter or quarters our operating results will be below the expectations of securities analysts or investors. In this event, the market price of our common stock may fall abruptly and significantly. Because our revenue and operating results are difficult to predict, we believe that period-to-period comparisons of our results of operations are not a good indication of our future performance.

     If revenue declines in a quarter, whether due to a delay in recognizing expected revenue or otherwise, our earnings will decline because many of our expenses are relatively fixed. In particular, research and development and selling, general and administrative expenses are not significantly affected by variations in revenue.

  OUR PRODUCTS COULD INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WHICH MAY REQUIRE COSTLY LITIGATION AND, IF WE ARE NOT SUCCESSFUL, COULD ALSO CAUSE US TO PAY SUBSTANTIAL DAMAGES AND LIMIT OUR ABILITY TO SELL SOME OR ALL OF OUR PRODUCTS.

     Our market success depends in part on us neither infringing valid, enforceable patents or proprietary rights of third parties, nor breaching any licenses that may relate to our technologies and products. We are aware of third-party patents that may relate to our technology. It is possible that we may unintentionally infringe upon these patents or proprietary rights of third parties.

     In response, third parties may assert infringement or other intellectual property claims against us. We may consequently be subjected to substantial damages for past infringement if it is ultimately determined that our products infringe a third party's proprietary rights. Further, we may be prohibited from selling our products before we obtain a license, which, if available at all, may require us to pay substantial royalties. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management attention from other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our stock price to decline.

  WE MAY NEED TO INITIATE LAWSUITS TO PROTECT OR ENFORCE OUR PATENTS, WHICH WOULD BE EXPENSIVE AND, IF WE LOSE, MAY CAUSE US TO LOSE SOME, IF NOT ALL, OF OUR INTELLECTUAL PROPERTY RIGHTS, AND THEREBY IMPAIR OUR ABILITY TO COMPETE IN THE MARKET.

     We rely on patents to protect a large part of our intellectual property and our competitive position. In order to protect or enforce our patent rights, we may initiate patent litigation against third parties, such as infringement suits or interference proceedings. These lawsuits could be expensive, take significant time and divert management's attention from other business concerns. They would put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. We may also provoke these third parties to assert claims against us. Patent law relating to the scope of claims in the technology fields in which we operate is still evolving and, consequently, patent positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these suits or that the damages or other remedies awarded, if any, will be commercially valuable. During the course of these suits, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. If securities analysts or investors perceive any of these results to be negative, it could cause our stock to decline.

  THE RIGHTS WE RELY UPON TO PROTECT THE INTELLECTUAL PROPERTY UNDERLYING OUR PRODUCTS MAY NOT BE ADEQUATE, WHICH COULD ENABLE THIRD PARTIES TO USE THE TECHNOLOGY AND WOULD REDUCE OUR ABILITY TO COMPETE IN THE MARKET.

     Our competitive success will be affected in part by our continued ability to obtain and maintain patent protection on our inventions, technologies and discoveries, including intellectual property that we license. Our pending patent applications may lack priority over others' applications or may not result in the issuance of patents. Even if issued, our patents may not be sufficiently broad to provide protection against competitors with similar technologies and may be challenged, invalidated or circumvented.

     In addition to patents, we rely on a combination of trade secrets, copyright and trademark laws, nondisclosure agreements, licenses and other contractual provisions and technical measures to maintain and develop our competitive position via our intellectual property rights. Nevertheless, these measures may not be adequate to safeguard the technology underlying our products. If inadequately protected, third parties could use our technology, and our ability to compete in the market would be reduced. In addition, employees, consultants and others who participate in the development of our products may breach their agreements with us regarding our intellectual property. We may not have adequate remedies for the breach. We also may not be able to effectively protect our intellectual property rights in some foreign countries. For a variety of reasons, we may decide not to file for patent, copyright or trademark protection outside of the United States. We also realize that our trade secrets may become known through other means not currently foreseen by us. Notwithstanding our efforts to protect our intellectual property, our competitors may independently develop similar or alternative technologies or products that are equal or superior to our technology. Our competitors may also develop similar products without infringing on any of our intellectual property rights or design around our proprietary technologies.

  THE REGULATORY APPROVAL PROCESS IS EXPENSIVE, TIME CONSUMING, UNCERTAIN AND MAY PREVENT US FROM OBTAINING REQUIRED APPROVALS FOR THE COMMERCIALIZATION OF SOME OF OUR PRODUCTS.

     Some of our products, depending upon their intended use, will be subject to approval or clearance by the FDA or foreign governmental entities prior to their marketing for commercial use. Products used for clinical diagnostic purposes will require such approval. To date, we have not sought approval from the FDA or any foreign governmental body for the commercial sale of any of our products. The process of obtaining necessary FDA or foreign clearance or approvals can be lengthy, expensive and uncertain. We expect our collaborators generally to direct the regulatory approval process for many of our products. There are no assurances that they will timely and diligently pursue such process, or that they or we can obtain any required clearance or approval. Any such failure, or any material delay in obtaining the clearance or approval, could harm our business, financial condition and results of operations.

     In addition, our failure or the failure of our collaborators to comply with regulatory requirements applicable to our products could result in significant sanctions, including:

     - injunctions;

     - recall or seizure of products;

     - withdrawal of marketing clearances or approvals; and

     - fines, civil penalties and criminal prosecutions.

  RESTRICTIONS ON REIMBURSEMENT FROM THIRD PARTY PAYORS OF THE COST TO PATIENTS OF OUR PRODUCTS MAY LIMIT OUR ABILITY TO SELL PRODUCTS IN SOME MARKETS.

     Our ability to sell our products in the clinical diagnostics market will depend in part on the extent to which reimbursement for our products and related treatments will be available from:

     - government health administration authorities;

     - private health coverage insurers;

     - managed care organizations; and

     - other organizations.

     If appropriate reimbursement cannot be obtained, it could prevent us from successfully commercializing some of our potential products.

     There are efforts by governmental and third-party payors to contain or reduce the costs of health care through various means. Additionally, third-party payors are increasingly challenging the price of medical products and services. If purchasers or users of our products are not able to obtain adequate reimbursement for the cost of using our products, they may forego or reduce their use. Significant uncertainty exists as to the reimbursement status of newly approved health care products and whether adequate third-party coverage will be available.

  WE DEPEND ON OUR KEY PERSONNEL, THE LOSS OF WHOM WOULD IMPAIR OUR ABILITY TO COMPETE.

     We are highly dependent on the principal members of our management and scientific staff. The loss of services of any of these persons could seriously harm our product development and commercialization efforts. In addition, we will require additional skilled personnel in areas such as manufacturing, quality control, project management, microbiology, software engineering, mechanical engineering and electrical engineering. Our business is located in Silicon Valley, California, where demand for personnel with these skills is high and is likely to remain high. As a result, competition for and retention of personnel, particularly for employees with technical expertise, is intense. If we are unable to hire, train and retain a sufficient number of qualified employees, our ability to conduct and expand our business could be seriously reduced. The inability to retain and hire qualified personnel could also hinder the planned expansion of our business.

  FAILURE TO RAISE ADDITIONAL CAPITAL OR GENERATE THE SIGNIFICANT CAPITAL NECESSARY TO EXPAND OUR OPERATIONS AND INVEST IN NEW PRODUCTS COULD REDUCE OUR ABILITY TO COMPETE AND RESULT IN LOWER REVENUE.

     We anticipate that our existing capital resources will enable us to maintain currently planned operations through at least the year 2002. However, this expectation is based on our current operating plan, which may change as a result of many factors, including market acceptance of our products and future opportunities with collaborators. In addition, we require a license for thermal cycling in the field of clinical diagnostics, the cost of which is uncertain. Consequently, we may need additional funding sooner than anticipated. Our inability to raise capital would seriously harm our business and product development efforts.

     In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in dilution to our shareholders.

     We currently have no credit facility or committed sources of capital. To the extent operating and capital resources are insufficient to meet future requirements, we will have to raise additional funds to continue the development and commercialization of our technologies. These funds may not be available on favorable terms, or at all. If adequate funds are not available on attractive terms, we may be required to curtail operations significantly or to obtain funds by entering into financing, supply or collaboration agreements on unattractive terms.

  IF A CATASTROPHE STRIKES OUR MANUFACTURING FACILITIES WE MAY BE UNABLE TO MANUFACTURE OUR PRODUCTS FOR A SUBSTANTIAL AMOUNT OF TIME AND WE WOULD EXPERIENCE LOST REVENUE.

     Our manufacturing facilities are located in Sunnyvale, California. The facilities and some pieces of manufacturing equipment are difficult to replace and could require substantial replacement lead-time. Our manufacturing facilities may be affected by various types of disasters, including earthquakes, fires, floods and acts of terrorism. Earthquakes are of particular significance since the manufacturing facilities are located in an earthquake-prone area. In the event our existing manufacturing facilities or equipment is affected by man-made or natural disasters, we may be unable to manufacture products for sale, meet customer demands or sales projections. If our manufacturing operations were curtailed or ceased, it would seriously harm our business.

  WE USE HAZARDOUS MATERIALS IN OUR BUSINESS. ANY CLAIMS RELATING TO IMPROPER HANDLING, STORAGE OR DISPOSAL OF THESE MATERIALS COULD BE TIME CONSUMING AND COSTLY.

     Our research and development processes involve the controlled storage, use and disposal of hazardous materials, including biological hazardous materials. We are subject to federal, state and local regulations governing the use, manufacture, storage, handling and disposal of materials and waste products. Although we believe that our safety procedures for handling and disposing of these hazardous materials comply with the standards prescribed by law and regulation, the risk of accidental contamination or injury from hazardous materials cannot be eliminated completely. In the event of an accident, we could be held liable for any damages that result, and any liability could exceed the limits or fall outside the coverage of our insurance. We may not be able to maintain insurance on acceptable terms, or at all. We could be required to incur significant costs to comply with current or future environmental laws and regulations.

  OUR BUSINESS OPERATIONS MAY BE ADVERSELY AFFECTED BY THE CALIFORNIA ENERGY CRISIS.

     Our principal facilities are located in Sunnyvale, California. California has been experiencing an energy crisis that has resulted in disruptions in power supply and increases in utility costs to consumers and businesses throughout the state. Should the energy crisis continue, together with many other California companies, we may experience power interruptions and shortages and be subject to significantly higher costs of energy. Although we have not experienced any material disruption to our business to date, if the energy crisis continues and power interruptions or shortages occur in the future, they may adversely affect our business. Any material increase in energy costs may also adversely affect our financial results.

  WE MAY HAVE SIGNIFICANT PRODUCT LIABILITY EXPOSURE.

     We face an inherent business risk of exposure to product liability claims if our technologies or systems are alleged to have caused harm. We may not be able to obtain insurance for such potential liability on acceptable terms with adequate coverage or may be excluded from coverage under the terms of the policy. We may not be able to maintain insurance on acceptable terms, or at all.

RISKS RELATED TO THE OFFERING

  OUR STOCK PRICE COULD BE VOLATILE, AND YOUR INVESTMENT COULD SUFFER A DECLINE IN VALUE.

     Since our initial public offering, the market price of our common stock has fluctuated significantly in response to a number of factors, many are which are beyond our control, including:

     - quarterly variations in our operating results;

     - announcements or introduction of technological innovations by us or our competitors;

     - changes in financial estimates by securities analysts;

     - industry conditions or trends;

     - announcements by us of significant contracts, acquisitions, financings, strategic partnerships or product introduction or enhancements;

     - developments (particularly license developments) in our distribution or collaborative partner relationships

     - erroneous reports in the press regarding the activities of our company or world events;

     - future sales of our common stock; and

     - sales of significant amounts of our common stock or other securities in the open market.

     In addition, the stock market in general, and the Nasdaq National Market and the biotechnology industry market in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of common stock, regardless of our operating performance. In the past, securities class action litigation has often been instituted following periods of volatility in the market price of a company's securities. A securities class action suit against us could result in substantial costs, potential liabilities and the diversion of our management's attention and resources.

  OUR ANTI-TAKEOVER PROVISIONS COULD DISCOURAGE POTENTIAL TAKEOVER ATTEMPTS AND THUS LIMIT THE PRICE INVESTORS MIGHT BE WILLING TO PAY FOR OUR COMMON STOCK IN THE FUTURE.

     The provisions of our articles of incorporation that eliminate cumulative voting, create a staggered board of directors and authorize our board of directors to issue preferred stock with rights superior to our common stock could discourage a third party from acquiring, or make it more difficult for a third party to acquire, control of us without approval of our board of directors. Such provisions could also limit the price that investors might be willing to pay for shares of our common stock in the future.

  THERE IS A LARGE NUMBER OF SHARES THAT MAY BE SOLD IN THE MARKET FOLLOWING THIS OFFERING, WHICH MAY DEPRESS THE MARKET PRICE OF OUR STOCK.

     Sales of a substantial number of shares of our common stock or securities convertible into our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the shares sold in the offering will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by our "affiliates" as defined in Rule 144 of the Securities Act.

  YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.

     The public offering price is substantially higher than the book value per share of our common stock. Investors purchasing common stock in this offering will, therefore, incur immediate dilution of $2.81 in net tangible book value per share of common stock, based on an assumed public offering price of $4.77 per share. You will incur additional dilution upon the exercise of outstanding stock options and warrants. See "Dilution" for a more detailed discussion of the dilution you will incur in this offering.

                       RATIO OF EARNINGS TO FIXED CHARGES

     We present below the ratio of our earnings to our fixed charges. Earnings consist of loss from operations plus fixed charges. Fixed charges consist of interest expense and interest expense related to rent. In all years, earnings were inadequate to cover fixed charges. Because of our losses, the ratio of coverage has been less than one to one for all periods since our inception. We would have to have generated additional earnings of $1,358,103, $3,591,936, $8,060,627, $16,519,000, $12,413,000 for the period from inception (March 4,
1996) through December 31, 1997, the years ended December 31, 1998, 1999, and 2000 and nine months ended September 30, 2001, respectively, to achieve coverage of one to one.

                             PERIOD FROM
                              INCEPTION
                              (MARCH 4,                                                   NINE MONTHS
                            1996) THROUGH    YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED
                            DECEMBER 31,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
                                1997            1998           1999           2000           2001
                            -------------   ------------   ------------   ------------   -------------
Ratio of earnings to fixed
  charges.................            --             --             --              --             --
Coverage deficiency.......   $(1,358,103)   $(3,591,936)   $(8,060,627)   $(16,519,000)  $(12,413,000)

     Please refer to Exhibit 12.1 filed with this Prospectus for additional information regarding the ratio of earnings to cover fixed charges and preferred dividends, if any.

                                USE OF PROCEEDS

     Except as otherwise provided in the Prospectus Supplement, we currently intend to use the net proceeds from the sale of the Securities offered hereby to fund our research and development activities, expand manufacturing and customer service for existing products, continue development and manufacturing of additional products, for other working capital, for general corporate purposes such as acquiring a license for thermal cycling in the field of clinical diagnostics or for capital expenditures. Although we have no current plans, agreements or commitments with respect to any acquisition, we may, if the opportunity arises, use an unspecified portion of the net proceeds to acquire or invest in products, technologies or companies. We intend to use the balance of the net proceeds for general corporate purposes, including working capital.

     The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the growth of our business.

     Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return.

                                DIVIDEND POLICY

     We have never declared or paid any cash dividends on our capital stock. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant.

                                    DILUTION

     Our net tangible book value at September 30, 2001 was $33.3 million, or $1.26 per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities divided by the number of outstanding shares of common stock on September 30, 2001. Assuming we issue an aggregate of $35.0 million of common stock at an assumed public offering price of $4.77 per share (the last reported sale price of the common stock on the Nasdaq National Market on December 19, 2001), with estimated net proceeds to the Company (after assumed commissions and expenses) of $32.8 million, our pro forma net tangible book value at September 30, 2001 would have been $66.2 million or $1.96 per share. This represents an immediate increase in the tangible book value of $0.70 per share to existing shareholders and an immediate dilution of $2.81 per share to new investors purchasing common stock in such offering, as illustrated in the following table:

Assumed public offering price per share(1)..................          $4.77
  Net tangible book value per share at September 30, 2001...  $1.26
  Increase in net tangible book per share attributable to
     this offering..........................................    .70
                                                              -----
Net tangible book value per share after this offering.......           1.96
                                                                      -----
Dilution in net tangible book per share to new investors....          $2.81
                                                                      =====

---------------------

(1) We assumed an offering price of $4.77 per share based on the last reported sale price of the common stock on the Nasdaq National Market on December 19, 2001. The assumed offering price of the common stock at the time any common stock is offered hereby may differ significantly from the offering price assumed for purposes of this Prospectus.

     The computations in the table above assume no exercise of any outstanding stock options or outstanding stock purchase rights after September 30, 2001. At September 30, 2001 there were options outstanding to purchase a total of 2,048,865 shares of common stock at a weighted average exercise price of $4.01 per share and warrants to purchase a total of 274,797 shares of common stock at a weighted average exercise price of $2.58 per share, if any of these options or warrants are exercised, there will be further dilution to new investors.

     If the Securities offered hereby are common stock, the Prospectus Supplement will include a revised dilution table setting forth any increase in net tangible book value to existing shareholders and any dilution to new investors based on the proposed number of shares of common stock to be offered and the assumed public offering price at the time of such offering.

                          DESCRIPTION OF COMMON STOCK

     We have authority to issue 100,000,000 shares of common stock, no par value. As of December 19, 2001, there were 26,560,115 shares of our common stock issued and outstanding. Each share of our common stock has identical rights and privileges in every respect. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our shareholders and are entitled to one vote for each share of common stock held. The holders of our common stock will not have cumulative voting rights.

     Subject to the prior rights and preferences, if any, applicable to shares of our preferred stock or any series of preferred stock, the holders of our common stock are entitled to receive such dividends, payable in cash, stock or otherwise, as may be declared by our board of directors out of any funds legally available for the payment of dividends. If we voluntarily or involuntarily liquidate, dissolve or wind-up, the holders of our common stock will be entitled to receive after distribution in full of the preferential amounts, if any, to be distributed to the holders of our preferred stock or any series of preferred stock, all of the remaining assets available for distribution ratably in proportion to the number of shares of common stock held by them. Holders of our common stock have no preferences or any preemptive conversion or exchange rights and there will be no redemption or sinking fund provisions applicable to our common stock.

     Computershare Investor Services acts as transfer agent and registrar for the common stock.

                         DESCRIPTION OF PREFERRED STOCK

     We have the authority to issue 5,000,000 shares of preferred stock, no par value. As of December 19, 2001, there were no shares of our preferred stock issued and outstanding. Our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series, and to fix for each series such rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be provided in a resolution or resolutions adopted by the board. A Prospectus Supplement relating to each such series will specify the terms of the preferred stock as determined by our board of directors, including the following:

     - the number of shares in any series;

     - the redemption provisions applicable to that series of preferred stock, if any;

     - the dividend rate, period and payment date, and method of calculation for dividends applicable to that series of preferred stock;

     - the rights of that series of preferred stock upon the dissolution of, or upon any distribution of our assets;

     - the conversion provisions applicable to that series of preferred stock, if any;

     - the right of that series of preferred stock to limitations on the issuance of additional shares of such series or shares of any other series of preferred stock, if any; and

     - any other preferences, powers, qualifications, rights and privileges of that series of preferred stock.

     The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. Our board of directors may authorize the issuance of shares of preferred stock with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of shares of our common stock might believe to be in their best interests or in which holders of common stock might receive a premium for their shares over the then market price.

                         DESCRIPTION OF DEBT SECURITIES

     We may issue, from time to time, one or more series or classes of debt securities. The following summary sets forth some of the general terms and provisions of the debt securities. We will describe the specific terms of any debt securities that we issue as part of this offering in an applicable Prospectus Supplement. To the extent the description contained in the Prospectus Supplement differs from this summary description, you should rely on the information in the Prospectus Supplement and in the applicable indenture. Because this is a summary, it does not contain all of the information that may be important to you. For a more detailed description of the debt securities, you should refer to our certificate of incorporation, the applicable indenture for a specific series of the debt securities and the Prospectus Supplement before you purchase these debt securities.

     We will issue the senior notes under the senior indenture which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this Prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

     The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

GENERAL

     We will describe in each Prospectus Supplement the following terms relating to a series of notes:

     - the title;

     - any limit on the amount that may be issued;

     - whether or not we will issue the series of notes in global form, the terms and who the depository will be;

     - the maturity date;

     - the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

     - whether or not the notes will be secured or unsecured, and the terms of any secured debt;

     - the terms of the subordination of any series of subordinated debt;

     - the place where payments will be payable;

     - our right, if any, to defer payment of interest and the maximum length of any such deferral period;

     - the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

     - the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of notes;

     - whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

     - whether we will be restricted from incurring any additional indebtedness;

     - a discussion on any material or special United States federal income tax considerations applicable to the notes;

     - the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

     - any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

CONVERSION OR EXCHANGE RIGHTS

     We will set forth in the Prospectus Supplement the terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment.

CONSOLIDATION, MERGER OR SALE

     The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

EVENTS OF DEFAULT UNDER THE INDENTURE

     The following are events of default under the indentures with respect to any series of notes that we may issue:

     - if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

     - if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

     - if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

     - if specified events of bankruptcy, insolvency or reorganization occur as to us.

     If an event of default with respect to notes of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

     The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

     Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the notes of that series, provided that:

     - the direction so given by the holder is not in conflict with any law or the applicable indenture; and

     - subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

     - A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

     - the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

     - the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

     - the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

     These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

     We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

MODIFICATION OF INDENTURE; WAIVER

     Unless we otherwise indicate in the applicable Prospectus Supplement, we and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

     - to fix any ambiguity, defect or inconsistency in the indenture; and

     - to change anything that does not materially adversely affect the interests of any holder of notes of any series.

     In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

     - extending the fixed maturity of the series of notes;

     - reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any notes; or

     - reducing the percentage of notes, the holders of which are required to consent to any amendment.

DISCHARGE

     Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

     - register the transfer or exchange of debt securities of the series;

     - replace stolen, lost or mutilated debt securities of the series;

     - maintain paying agencies;

     - hold monies for payment in trust;

     - compensate and indemnify the trustee; and

     - appoint any successor trustee.

     In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

FORM, EXCHANGE, AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, we will issue the notes of each series only in fully registered form without coupons and in denominations of $1,000 and any integral multiple thereof. The indentures may provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, a depository named by us and identified in a Prospectus Supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

     At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable Prospectus Supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

     Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable Prospectus Supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

     We will name in the applicable Prospectus Supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

PAYMENT AND PAYING AGENTS

     Unless we otherwise indicate in the applicable Prospectus Supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

     We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable Prospectus Supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a Prospectus Supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable Prospectus Supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

GOVERNING LAW

     Unless we otherwise indicate in the applicable Prospectus Supplement, the indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

SUBORDINATION OF SUBORDINATED NOTES

     The subordinated notes may be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable Prospectus Supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

                            DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with common stock or preferred stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the complete terms of a particular series of warrants, you should refer to the Prospectus Supplement for that series of warrants.

     The Prospectus Supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

     - the title of the warrants,

     - the offering price for the warrants, if any,

     - the aggregate number of the warrants,

     - the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants,

     - if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security,

     - if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable,

     - the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which such shares may be purchased upon exercise,

     - the dates on which the right to exercise the warrants shall commence and expire,

     - if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time,

     - the currency or currency units in which the offering price, if any, and the exercise price are payable,

     - if applicable, a discussion of material United States Federal income tax considerations,

     - the antidilution provisions of the warrants, if any,

     - the redemption or call provisions, if any, applicable to the warrants, and

     - any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

     Holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

     The exercise price payable and the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock.

                         LEGAL OWNERSHIP OF SECURITIES

     We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

BOOK-ENTRY HOLDERS

     We may issue securities in book-entry form only, as we will specify in the applicable Prospectus Supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

     Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

     As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

STREET NAME HOLDERS

     We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

     For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

LEGAL HOLDERS

     Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

     For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS

     If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

     - how it handles securities payments and notices;

     - whether it imposes fees or charges;

     - how it would handle a request for the holders' consent, if ever required;

     - whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

     - how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

     - if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

GLOBAL SECURITIES

     A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

     Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary.

     A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

     If the Prospectus Supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES

     As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

     If securities are issued only in the form of a global security, an investor should be aware of the following:

     - An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

     - An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Legal Ownership of Securities" above;

     - An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

     - An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

     - The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

     - The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

     - Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

                              PLAN OF DISTRIBUTION

     We may sell the securities:

     - through one or more underwriters or dealers,

     - directly to purchasers,

     - through agents, or

     - through a combination of any of these methods of sale.

     We may distribute the securities:

     - from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time,

     - at market prices prevailing at the times of sale,

     - at prices related to such prevailing market prices, or

     - at negotiated prices.

     We will describe the method of distribution of the common stock in the applicable Prospectus Supplement.

     We may determine the price or other terms of the securities offered under this Prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable Prospectus Supplement.

     Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each Prospectus Supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

     We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

     Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

     Heller Ehrman White & McAuliffe LLP, Menlo Park, California will pass on the validity of the Securities offered by this Prospectus for us.

                                    EXPERTS

     The consolidated financial statements of Cepheid incorporated in this Prospectus by reference from Cepheid's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C., 20549, and at the SEC's public reference rooms in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information concerning the public reference rooms. Our SEC filings are also available to the public on the SEC's Website at http://www.sec.gov.

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the common stock offered in connection with this Prospectus. This Prospectus does not contain all of the information set forth in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock, you should refer to the registration statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the registration statement from the SEC's principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or you may examine the registration statement without charge at the offices of the SEC described above.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

     (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (2) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001;

     (3) Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001; and

     (4) Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                                    Cepheid
                              1190 Borregas Avenue
                        Sunnyvale, California 94089-1302
                                 (408) 541-4191

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $35,000,000

                                    CEPHEID

                                  COMMON STOCK
                                PREFERRED STOCK
                                DEBT SECURITIES
                                    WARRANTS

                          ----------------------------

                                   PROSPECTUS
                          ----------------------------

                               December   , 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration Fee........................................  $ 8,365
Nasdaq National Market Listing Fee..........................   27,500
Accounting Fees and Expenses................................   10,000
Printing Fees...............................................   10,000
Legal Fees and Expenses.....................................   20,000
Miscellaneous...............................................    4,135
                                                              -------
TOTAL.......................................................  $80,000
                                                              =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to Section 204(a) and 317 of the California Corporations Code, as amended, the Company has included in its articles of incorporation and bylaws provisions regarding the indemnification of officers and directors of the Company. Article III of Company's Restated Articles of Incorporation, as amended, provides as follows:

          "The Corporation shall, to the maximum extent and in a manner permitted by the Code, indemnify each of its Directors against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was a Director of the Corporation. For purposes of this Article 6, a "Director" of the Corporation includes any person (i) who is or was a Director of the Corporation, (ii) who is or was serving at the request of the Corporation as a director of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation."

     Article 7, Section 1 of the Company's Bylaws, as amended, provides as follows:

          "To the fullest extent permitted by law, this corporation shall indemnify its directors, officers, employees and other persons described in
     Section 317(a) of the California Corporations Code, including persons formerly occupying any such position, against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by them in connection with any "proceeding", as that term is used in such Section and including an action by or in the right of the corporation, by reason of the fact that such person is or was a person described by such Section. "Expenses", as used in this Bylaw, shall have the same meaning as in Section 317(a) of the California Corporations Code."

ITEM 16.  EXHIBITS

     Exhibits and Index of Exhibits

EXHIBIT
NUMBER                              EXHIBIT
-------                             -------
  1.1     Form of Underwriting Agreement*
  1.2     Form of Debt Underwriting Agreement*
  3.1     Amended and Restated Articles of Incorporation(1)
  3.2     Amended and Restated Bylaws(2)
  4.1     Form of Senior Debt Security*
  4.2     Form of Subordinated Debt Security*
  4.3     Form of Senior Indenture

EXHIBIT
NUMBER                              EXHIBIT
-------                             -------
  4.4     Form of Subordinated Indenture
  4.5     Form of Common Stock Warrant Agreement*
  4.6     Form of Preferred Stock Warrant Agreement*
  5.1     Opinion of Heller Ehrman White & McAuliffe LLP
 12.1     Statement re: computation of ratios
 23.1     Consent of Ernst & Young LLP, Independent Auditors
 23.2     Consent of Heller Ehrman White & McAuliffe LLP (contained in
          Exhibit 5.1)
 24.1     Power of Attorney -- Reference is made to page II-4 hereof
 25.1     Form T-1 Statement of Eligibility of Trustee for Senior
          Indenture under Trust Indenture Act of 1939*
 25.2     Form T-1 Statement of Eligibility of Trustee for
          Subordinated Indenture under Trust Indenture Act of 1939*

---------------

 * To be filed by amendment or by a report on Form 8-K pursuant to Section 601 of Regulation S-K.

(1) Incorporated by reference to the corresponding or indicated exhibit to Cepheid's Registration Statement on Form S-1 (File No. 333-34340), initially filed with the Securities and Exchange Commission on April 7, 2000.

(2) Incorporated by reference to the corresponding or indicated exhibit to Amendment No. 1 to Cepheid's Registration Statement on Form S-1 (File No. 333-34340), initially filed with the Securities and Exchange Commission on May 18, 2000.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          CEPHEID

                                                /s/ THOMAS L. GUTSHALL
                                          --------------------------------------
                                                    Thomas L. Gutshall
                                                 Chief Executive Officer

December 20, 2001

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas L. Gutshall and Catherine A. Smith or either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this Report on Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents, or either of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Report on Form 10-K has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                   SIGNATURE                                   TITLE                     DATE
                   ---------                                   -----                     ----

             /s/ THOMAS L. GUTSHALL                Chairman of the Board, Chief    December 20, 2001
------------------------------------------------  Executive Officer and Director
               Thomas L. Gutshall                  (Principal Executive Officer)




               /s/ KURT PETERSEN                    President, Chief Operating     December 20, 2001
------------------------------------------------       Officer and Director
                 Kurt Petersen




             /s/ CATHERINE A. SMITH                Vice President of Finance and   December 20, 2001
------------------------------------------------      Chief Financial Officer
               Catherine A. Smith                    (Principal Financial and
                                                        Accounting Officer)




             /s/ GERALD S. CASILLI                           Director              December 20, 2001
------------------------------------------------
               Gerald S. Casilli




             /s/ CRISTINA H. KEPNER                          Director              December 20, 2001
------------------------------------------------
               Cristina H. Kepner

                   SIGNATURE                                   TITLE                     DATE
                   ---------                                   -----                     ----




               /s/ DEAN O. MORTON                            Director              December 20, 2001
------------------------------------------------
                 Dean O. Morton




             /s/ HOLLINGS C. RENTON                          Director              December 20, 2001
------------------------------------------------
               Hollings C. Renton

                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  1.1     Form of Underwriting Agreement*
  1.2     Form of Debt Underwriting Agreement*
  3.1     Amended and Restated Articles of Incorporation(1)
  3.2     Amended and Restated Bylaws(2)
  4.1     Form of Senior Debt Security*
  4.2     Form of Subordinated Debt Security*
  4.3     Form of Senior Indenture
  4.4     Form of Subordinated Indenture
  4.5     Form of Common Stock Warrant Agreement*
  4.6     Form of Preferred Stock Warrant Agreement*
  5.1     Opinion of Heller Ehrman White & McAuliffe LLP
 12.1     Statement re: computation of ratios
 23.1     Consent of Ernst & Young LLP, Independent Auditors
 23.2     Consent of Heller Ehrman White & McAuliffe LLP (contained in
          Exhibit 5.1)
 24.1     Power of Attorney -- Reference is made to page II-4 hereof
 25.1     Form T-1 Statement of Eligibility of Trustee for Senior
          Indenture under Trust Indenture Act of 1939*
 25.2     Form T-1 Statement of Eligibility of Trustee for
          Subordinated Indenture under Trust Indenture Act of 1939*

---------------

 * To be filed by amendment or by a report on Form 8-K pursuant to Section 601 of Regulation S-K.

(1) Incorporated by reference to the corresponding or indicated exhibit to Cepheid's Registration Statement on Form S-1 (File No. 333-34340), initially filed with the Securities and Exchange Commission on April 7, 2000.

(2) Incorporated by reference to the corresponding or indicated exhibit to Amendment No. 1 to Cepheid's Registration Statement on Form S-1 (File No. 333-34340), initially filed with the Securities and Exchange Commission on May 18, 2000.